UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010

ETERNAL IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10825	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130 Farmington Hills, MI	48334
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (248) 932-3333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02    Unregistered Sales of Securities.

SECTION 8 – OTHER EVENTS

ITEM 8.01    Other Events.

On March 23, 2010, Eternal Image, Inc. (the “Company”) issued 10,000,000 shares of its common stock to HighWater Capital Management, LLC (the “Lender”), an investment firm with offices in Hoboken, NJ and Austin, TX, as payment in full of principal and accrued interest (a total of $37,000) due on its July 9, 2010, $34,900 Secured Full Recourse Promissory Note with the Lender (the “Note”). The parties agreed to convert the Note to equity on March 15, 2010.The Note originally had a 60 day term and called for 12% annual interest compounded daily. At the time the loan was entered into, the Lender was also issued 1,263,158 shares of the Company’s common stock as additional consideration referred to as .an “equity incentive”.

In addition to the shares issued for the conversion of the debt to equity and as an equity incentive, in connection with the aforementioned loan, the Company issued the Lender an additional 6,125,000 shares at various times between September 2009 and February 2010 as consideration for the Lender extending the due date of the loan. Another 3,529,412 shares were issued in September 2009 pursuant to the equity incentive provision of the Note due to a then significant drop in the per share trading price of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ETERNAL IMAGE, INC.

Date: March 29, 2010	By: /s/ Clint Mytych
Clint Mytych
Chief Executive Officer, Chief Financial Officer and Chairman